Exhibit a.(2)

                           ARTICLES OF AMENDMENT

                                     OF

            THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC.


                  The undersigned, on behalf of THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT") that:

                  FIRST: The charter of the Corporation is hereby amended by deleting the provisions of the Articles Supplementary of' the Corporation (which were approved and received for record by SDAT on November 19, 1992) in their entirety, and inserting in lieu thereof the following provisions:

                           "FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by article fifth of its Charter, the Board of Directors has reclassified 4,120 authorized and unissued shares of common stock of the Corporation as preferred stock of the Corporation and has given general authorization for the issuance of four series of 1,030 shares each, as the case may be, of preferred stock, par value $.01 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, designated respectively Auction Rate Municipal Preferred Stock, Series T7, Auction Rate Municipal Preferred Stock, Series R7, Auction Rate Municipal Preferred Stock, Series T28 and Auction Rate Municipal Preferred Stock, Series R28.

                           SECOND: The Executive Committee of the Board of Directors of the Corporation, acting in accordance with Sections 2-208 and 2-411 of the Maryland General Corporation Law, has fixed the preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each such series of preferred stock as follows:


                                             DESIGNATION

                                    SERIES T7: A series of 1,030 shares of
                  preferred stock, par value $.01 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series T7." Each share of Auction Rate Municipal Preferred Stock, Series T7, shall be issued on November 23, 1992; have an Initial Dividend Rate of 2.75% per annum and the Initial Dividend Payment Date shall be December 2, 1992; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Rate Municipal Preferred Stock, Series T7, shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Rate Municipal Preferred Stock, Series T7, shall be identical.

                                    SERIES R7: A series of 1,030 shares of
                  preferred stock, par value $.01 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series R7." Each share of Auction Rate Municipal Preferred Stock, Series R7, shall be issued on November 23, 1992; have an Initial Dividend Rate of 2.75% per annum and the Initial Dividend Payment Date shall be December 4, 1992; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Rate Municipal Preferred Stock, Series R7, shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Rate Municipal Preferred Stock, Series R7, shall be identical.

                                    SERIES T28: A series of 1,030 shares of
                  preferred stock, par value $.01 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Call
                  Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series T28". Each share of Auction
                  Rate Municipal Preferred Stock, Series T28, shall be issued on November 23, 1992; have an initial Dividend Rate of 3.80% per annum and the Initial Dividend
                  Payment Dates as set forth herein; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Rate
                  Municipal Preferred Stock, Series T28, shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Rate Municipal Preferred Stock, Series T28, shall be identical.

                                    SERIES R28: A series of 1,030 shares of
                  preferred stock, par value $.01 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series R28." Each share of Auction Rate Municipal Preferred Stock, Series R28 shall be issued on November 23, 1992; have an Initial Dividend Rate of 3.05% per annum and the initial Dividend Payment Date shall be January 15, 1993; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Rate Municipal Preferred Stock, Series R28, shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Rate Municipal Preferred Stock, Series R28, shall be identical.

                  1.     Definitions.   (a) Unless the context or use indicates
another or different meaning or intent, in these Articles Supplementary the following terms have the following meanings, whether used in the singular or plural:

                  "'AA' Composite Commercial Paper Rate" for any period less than 183 days as of any date means (i) the Interest Equivalent of the rate on commercial paper for such period placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P or another nationally recognized statistical rating organization, as the rate for such period is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper for such period placed on behalf of such issuers, as quoted to the Auction Agent on a discount basis or otherwise by the Commercial Paper Dealers for the close of business on the Business Day immediately preceding such date. If a Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate for such period, the "AA" Composite Commercial Paper Rate for such period will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by the Commercial Paper Dealer.

                  "Accountant's Confirmation" has the meaning set forth in paragraph 7(c) of these Articles Supplementary.

                  "Additional Dividend" has the meaning set forth in paragraph 2(e) of these Articles Supplementary.

                  "Adviser" means the Corporation's investment adviser, BlackRock Financial Management L.P., formerly Blackstone Financial Management L.P., and any successor thereto.

                  "Affiliate" shall mean any Person, known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.

                  "Agent Member" means a member of the Securities
Depository that will act on behalf of an Existing Holder of one or more Preferred Shares or a Potential Holder.

                  "Anticipation Notes" means the following Municipal
Obligations: tax anticipation notes, revenue anticipation notes and tax and revenue anticipation notes.

                  "Applicable Percentage" has the meaning set forth in paragraph 11(a)(vi) of these Articles Supplementary.

                  "Applicable Rate" means (i) for purposes of the Auction Procedures, the rate per annum or, in connection with any Auction in which Bid Requirements are imposed by the Corporation, the method by which one or more such rates may be determined, at which cash dividends are payable (if declared) on the Preferred Shares or Other Preferred Shares, as the case may be, for any Dividend Period and any Dividend Payment Period included therein and (ii) for purposes of determining the amount of cash dividends payable (if declared) at any Dividend Payment Date, the rate per annum (including in the case of any Applicable Rate expressed as a Spread the rate per annum determined by periodic application of such Spread to the applicable Reference Index or Reference Security at the frequency and weighting, if any, specified in the related Bid Requirements, subject to any Maximum Applicable Rate or Minimum Applicable Rate applicable to such Dividend Payment Period) at which cash dividends are payable (if declared) on the Preferred Shares, and includes, to the extent provided by paragraph 2(c)(i) of these Articles Supplementary, any late charge provided for by such paragraph.

                  "Auction" means a periodic operation of the Auction
Procedures.

                  "Auction Agent" means Bankers Trust Company unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Corporation or a duly authorized committee thereof enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the Preferred Shares and Other Preferred Shares.

                  "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 11 of these Articles Supplementary.

                  "Bid Requirements" means (i) any requirement for a Special Dividend Period longer than 91 days that Bids by Potential Holders shall be expressed as a Spread below, at or above the rate of a specified Reference Index or Reference Security, (ii) the Reference Index or Reference Security, the most recently announced rate thereof and the frequency with which the rate of Reference Index or the Reference Security, as the case may be, shall be recalculated for purposes of determining rates expressed as Spreads thereon in accordance with these Articles Supplementary, which frequency shall be the same as the frequency with which the person maintaining the Reference Index being utilized recalculates such Reference Index, or the same as the frequency with which the interest rate on the Reference Security being utilized changes or such other frequency as the Corporation shall specify (which specification may include a formula specified by the Corporation indicating the weighting to be given to each recalculation of the Reference Index or change in the rate of the Reference Security during a specified period), (iii) the frequency of Dividend Payment Dates during such Special Dividend Period (which shall not be more often than the frequency specified pursuant to clause
(ii) above), (iv) one or more Minimum Applicable Rate or Rates (the Indicated Minimum Applicable Rate or Rates in the case of Bid Requirements set forth in a Request for Special Dividend Period) and/or (v) one or more Special Dividend Period Reference Rate or Rates and the Maximum Applicable Rate or Rates (the Indicated Maximum Applicable Rate or Rates in the case of Bid Requirements set forth in a Request for Special Dividend Period) derivable from such Special Dividend Period Reference Rate or Rates, in each case as set forth in the Notice of Special Dividend Period for such Special Dividend Period.

                  "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 11 of these Articles Supplementary, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

                  "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 11 of these Articles Supplementary.

                  "Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading and which is not a Saturday, Sunday or other day on which banks in the City of New York are authorized or obligated by law to close.

                  "Charter" means the Charter, as amended and supplemented (including these Articles Supplementary), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.

                  "Closing Transaction" means the termination of a futures contract or option position by taking a position opposite thereto.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Corporation may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

                  "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

                  "Corporation" means The BlackRock Insured Municipal 2008 Term Trust Inc., a Maryland corporation.

                  "Date of Original Issue" means November 23, 1992, with respect to the Preferred Shares and the date on which the Corporation originally issues any Other Preferred Shares with respect to such Other Preferred Shares.

                  "Deposit Securities" means cash, the book value of Municipal Obligations sold for which payment is due within five Business Days with counterparties rated at least Baa by Moody's and before the next Dividend Payment Date or Valuation Date, as the case may be, and Municipal Obligations rated at least A-1+ or SP-1+ by S&P, VMIG-1 or MIG-1 by Moody's.

                  "Discounted Value" means (i) with respect to a Moody's Eligible Asset, the lower of par and the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor and (ii) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor.

                  "Dividend Coverage Amount," as of any Valuation Date, means (i) the aggregate amount of cash dividends that will accumulate on all Outstanding Preferred Shares and Other Preferred Shares, in each case to (but not including) the next Dividend Payment Date therefor that follows such Valuation Date (calculated, in the case of cash dividends determined by application of a Spread to a Reference Index or Reference Security, by assuming that the Applicable Rate in effect for the immediately preceding Dividend Payment Period will remain in effect until the next Dividend Payment Period) plus the aggregate amount of any liabilities of the Corporation that are required to be paid on or prior to the next Dividend Payment Date less (ii) the combined Market Value of Deposit Securities irrevocably deposited with the Auction Agent for the payment of cash dividends on all Preferred Shares and Other Preferred Shares.

                  "Dividend Coverage Assets," as of any Valuation Date, means, in the case of Preferred Shares and Other Preferred Shares, Deposit Securities with maturity or tender payment dates not later in each case than the Dividend Payment Date therefor that follows such Valuation Date.

                  "Dividend Payment Date," with respect to Preferred Shares, has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary and, with respect to Other Preferred Shares, has the equivalent meaning.

                  "Dividend Payment Period" means the initial Dividend Period and any Subsequent Dividend Payment Period.

                  "Dividend Period" means the Initial Dividend Period, any 28-day Dividend Period (in the case of Series R28 Preferred Shares and Series T28 Preferred Shares) or 7-day Dividend Period (in the case of Series R7 Preferred Shares and Series T7 Preferred Shares) and any Special Dividend Period.

                  "Existing Holder" means a Person who is listed as the holder of record of Preferred Shares in the Stock Books.

                  "First Initial Dividend Payment Date" means, with respect to the Series T28 Preferred Shares, December 1, 1992.

                  "Holder" means a Person identified as a holder of record of Preferred Shares in the Stock Register.

                  "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Corporation, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

                  "Indicated Maximum Applicable Rate" means the Maximum Applicable Rate that would apply if the Auction with respect to which it is specified were conducted on the date of the Request for Special Dividend Period in which such Indicated Maximum Applicable Rate is specified.

                  "Indicated Minimum Applicable Rate" means the Minimum Applicable Rate that would apply if the Auction with respect to which it is specified were conducted on the date of the Request for Special Dividend Period in which such Indicated Minimum Applicable Rate is specified.

                  "Initial Dividend Payment Date" means, with respect to the Series T7 Preferred Shares, Series R28 Preferred Shares, Series R7 Preferred Shares and Other Preferred Shares, the initial Dividend Payment Date specified herein, and means, with respect to the Series T28 Preferred Shares, each of the First Initial Dividend Date, the Last Initial Dividend Payment Date, and the first day of each calendar month during the Initial Dividend Period.

                  "Initial Dividend Period," with respect to Preferred Shares, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other Preferred Shares, has the equivalent meaning.

                  "Initial Dividend Rate," with respect to each series of Preferred Shares, means the rate per annum applicable to the Initial Dividend Period for such series of Preferred Shares and, with respect to Other Preferred Shares, has the equivalent meaning.

                  "Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

                  "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

                  "Last Initial Dividend Period" means, with respect to the Series T28 Preferred Shares, May 18, 1994.

                  "Mandatory Redemption Price" means $50,000 per share of Preferred Shares plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus the premium, if any, resulting from the designation of a Premium Call Period.

                  "Market Value" of any asset of the Corporation shall be the market value thereof determined by the Pricing Service. Market value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the lower of the quoted bid price or the mean between the quoted bid and ask price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal obligations of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. If the Pricing Service fails to provide the Market Value of any Municipal Obligation, such Municipal Obligation shall be valued at the lower of two bid quotations (one of which shall be in writing) obtained by the Corporation from two dealers who are members of the National Association of Securities Dealers, Inc. and are making a market in such Municipal Obligations. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value as determined by the Pricing Service or if the Pricing Service is not able to value such instruments they shall be valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors.

                  "Maximum Applicable Rate," for any Dividend Payment Period with respect to Preferred Shares, has the meaning set forth in paragraph 11(a)(vi) of these Articles Supplementary and, with respect to Other Preferred Shares, has the equivalent meaning.

                  "Maximum Marginal Tax Rate" means the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate, whichever is greater.

                  "Maximum Potential Additional Dividend Liability," as of any Valuation Date, means the aggregate amount of Additional Dividends that would be due if the Corporation were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Corporation, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Additional Dividends are fully taxable.

                  "Minimum Applicable Rate," for any Dividend Payment Period with respect to Preferred Shares, has the meaning set forth in paragraph 11(a)(vii) of these Articles Supplementary and, with respect to Other Preferred Shares, has the equivalent meaning.

                  "Minimum Liquidity Level" means, as of any Valuation Date, an aggregate Market Value of the Corporation's Dividend Coverage Assets not less than the Dividend Coverage Amount.

                  "Moody's" means Moody's Investors Service or its successors.

                  "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset which is a Municipal Obligation, the percentage determined by reference to (i) (A) the rating by Moody's or S&P on such asset or (B) in the event the Municipal obligation is insured under an insurance policy which guarantees the timely payment of interest on such Municipal Obligation and principal thereof to maturity, the Moody's insurance claims-paying ability rating of the issuer of the insurance policy (provided that for purposes of clause (B) if the insurance claims-paying ability of an issuer of an insurance policy is not rated by Moody's but is rated by S&P, such issuer shall be deemed to have a Moody's insurance claims-paying ability rating which is one full category lower than the S&P insurance claims-paying ability rating) and (ii) the shortest Moody's Collateral Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

                                                                          Rating Category
                                                      ------------------------------------------------------
Moody's Collateral Period                             Aaa*      Aa*        A*        Baa*       Other**
-------------------------                             ----      ---        --        ----       -------
7 weeks or less.....................................  151%      159%       168%      202%       229%
8 weeks or less but greater than seven weeks          154       164        173       205        235
9 weeks or less but greater than eight weeks          158       169        179       209        242

--------------
*    Moody's rating.
** Municipal Obligations not rated by Moody's but rated BBB-, BBB or BBB+ by S&P.

; provided, however, in the event a Moody's Discount Factor applicable to a Municipal Obligation is determined by reference to an insurance claims-paying ability rating in accordance with clause (i)(B), such Moody's Discount Factor shall be increased by an amount equal to 50% of the difference between (a) the percentage set forth in the foregoing table under the applicable rating category and (b) the percentage set forth in the foregoing table under the rating category which is one category lower than the applicable rating category. If a Municipal obligation is covered by a Portfolio insurance policy which provides the Trust with an option to obtain Permanent Insurance with respect to such Municipal Obligation and such Portfolio Insurance policy has been approved in writing by Moody's, the Moody's Discount Factor rating category shall be determined by averaging the insurance claimspaying ability rating of the Portfolio Insurance provider and the next lowest rating category.

                  Notwithstanding the foregoing, (i) the Moody's Discount Factor for short-term Municipal Obligations will be 115% so long as such Municipal Obligations are rated at least MIG-1, VMIG-1 or P-1 by Moody's or 125% if such obligations are not rated by Moody's but are rated A-1+ or S&P-1+ or AA by S&P and mature or have a demand feature at par exercisable in 30 days or less, and (ii) no Moody's Discount Factor will be applied to cash or to Municipal Receivables (except to the extent provided in the definition thereof).

                  "Moody's Eligible Asset" means cash, a Municipal Receivable or a Municipal Obligation that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB by S&P (provided that, for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Municipal Obligation, such Municipal Obligation (excluding any short-term Municipal Obligation) will be deemed to have a Moody's rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody's rating suspended by Moody's and (iv) is part of an issue of Municipal Obligations of at least $10,000,000. Municipal Obligations issued by any one issuer, not rated by Moody's and rated BBB by S&P may comprise no more than 4% of total Municipal Obligations which are Moody's Eligible Assets; such BBB rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moody's or A by S&P, may comprise no more than 6% of total Municipal Obligations which are Moody's Eligible Assets; such BBB, A and Baa rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Moody's or AA by S&P, may comprise no more than 10% of total Municipal Obligations which are Moody's Eligible Assets; and such BBB, Baa, A and AA rated Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moody's or AAA by S&P, may comprise no more than 20% of total Municipal Obligations which are Moody's Eligible Assets. Municipal Obligations issued by issuers located within a single state or territory, not rated by Moody's and rated BBB by S&P, may comprise no more than 12% of total Municipal obligations which are Moody's Eligible Assets; such BBB rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated Baa by Moody's or A by S&P, may comprise no more than 20% of total Municipal Obligations which are Moody's Eligible Assets; such BBB, Baa and A rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated A by Moody's or AA by S&P, may comprise no more than 40% of total Municipal Obligations which are Moody's Eligible Assets; and such BBB, Baa, A and AA rated Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated A& by Moody's or AAA by S&P, may comprise no more than 60% of total Municipal Obligations which are Moody's Eligible Assets. Additionally, Municipal Obligations whose ratings are determined by the claims-paying ability ratings of the providers of Portfolio Insurance may comprise no more than 10% of the total Municipal Obligations which are Moody's Eligible Assets. When the Corporation sells a Municipal Obligation and agrees to repurchase it at a future date, the Corporation must count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount the amount of the repurchase price of such Municipal Obligation and such Municipal Obligation is considered a Moody's Eligible Asset to the extent it satisfies Moody's current guidelines. When the Corporation buys a Municipal Obligation and agrees to sell it to another party at a future date and the long-term debt of such other party is rated at least A2 and the transaction has a term of 30 days or less, the cash to be received by the Corporation will be counted as a Moody's Eligible Asset; otherwise such Municipal Obligation will be counted as a Moody's Eligible Asset to the extent it satisfies Moody's current guidelines.

                  Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is held in a margin account or if it is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, except for (i) Liens to secure payment for services rendered or cash advanced to the Corporation by the Adviser, the custodian of the Corporation's assets, the Auction Agent or any Broker-Dealers and (ii) any Lien by virtue of a repurchase agreement. In addition, an asset irrevocably deposited for the payment of any of the items set forth in clauses (i) A through F of the Preferred Shares Basic Maintenance Amount will not be considered Moody's Eligible Assets.

                  For purposes of the definition of Moody's Eligible Asset, references to the S&P rating BBB shall be deemed to include the S&P ratings BBB-, BBB and BBB+.

                  "Moody's Exposure Period" means a period that is the same length or longer than the number of days used in calculating the cash dividend component of the Preferred Shares Basic Maintenance Amount and shall initially be the period commencing on a given valuation Date and ending 48 days thereafter.

                  "Moody's Hedging Transaction" means the selling of an exchange traded futures contract based on the Municipal Index or Treasury Bonds or the purchase of an exchange traded put option on such a futures contract or the writing of an exchange traded call option on such a futures contract.

                  "Moody's Volatility Factor" means 100% during any Dividend Period of greater than 49 days until 49 days prior to the last day of such Dividend Period; otherwise, "Moody's Volatility Factor" means 272% except during that time period where legislation increasing the federal income tax rate has been enacted into law and such increase has not yet taken effect, in which case for such time period Moody's Volatility Factor shall be determined by reference to the increase in the Maximum Marginal Tax Rate as follows: for increases of up to 5%, 292%; for increases greater than 5% and up to 10%, 313%; for increases greater than 10% and up to 15%, 338%; for increases greater than 15% and up to 20%, 364%; for increases greater than 20% and up to 25%, 396%; for increases greater than 25% and up to 30%, 432%; for increases greater than 30% and up to 35%, 472%; for increases greater than 35% and up to 40%, 520%.

                  "Municipal Index" means The Bond Buyer Municipal Bond Index.

                  "Municipal Obligations" means "Municipal Obligations" as defined in the Corporation's Registration Statement on Form N-2 (File Nos. 33-53114 and 811-6721) on file with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time.

                  "Municipal Receivables" means no more than the aggregate of the following: (i) the book value of receivables for Municipal Obligations sold as of or prior to a relevant Valuation Date if such receivables are due within five Business Days of such Valuation Date, and if the trades which generated such receivables are (A) settled through clearinghouse firms with respect to which the Corporation has received prior written authorization from Moody's or (B) with counterparties having a Moody's long-term debt rating of at least Baa3; and (ii) the Moody's Discounted Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five Business Days of such Valuation Date but do not comply with either of conditions (A) or (B) of the preceding clause (i).

                  "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

                  "1940 Act Preferred Shares Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all outstanding Preferred Shares and Other Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

                  "1940 Act Cure Date," with respect to the failure by the Corporation to maintain the 1940 Act Preferred Shares Asset Coverage (as required by paragraph 6 of these Articles Supplementary) as of the last Business Day of each month, means the last Business Day of the following month.

                  "Non-Call Period" has the meaning set forth under "Specific Redemption Provisions" below.

                  "Non-Payment Period," with respect to each series of Preferred Shares, means any period commencing on and including the day on which the Corporation shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) of these Articles Supplementary) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on Preferred Shares payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any Preferred Shares called for redemption, the Mandatory Redemption Price per share of such Preferred Shares or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Corporation shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Stock Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Corporation to deposit the funds provided for by clauses (ii)(A) and
(ii)(B) above within three Business Days after a Dividend Payment Date or any Redemption Date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) of these Articles Supplementary, shall not constitute a "Non-Payment Period."

                  "Non-Payment Period Rate" means, initially, 250% of the 30-day "AA" Composite Commercial Paper Rate (or 300% of such rate if the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on Preferred Shares). Such percentages will be used to calculate the Applicable Rate for any Non-Payment Period which occurs during a Special Dividend Period on either series of Preferred Shares and will be applied to the applicable Special Dividend Period Reference Rate then in effect with respect to such series. However, the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Directors of the Corporation determines and Moody's and S&P (and any Substitute Rating Agency in lieu of Moody's or S&P in the event either of such parties shall not rate the Preferred Shares) advise the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the Preferred Shares.

                  "Normal Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary.

                  "Notice of Redemption" means any notice with respect to the redemption of Preferred Shares pursuant to paragraph 4 of these Articles Supplementary.

                  "Notice of Revocation" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.

                  "Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.

                  "Optional Redemption Price" shall mean $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus the premium, if any, resulting from the designation of a Premium Call Period.

                  "Original Issue Insurance" means insurance guaranteeing the timely payment of principal of, and interest on, a Municipal Obligation purchased by the issuer of a Municipal Obligation or by a third party at the time of issuance of such Municipal Obligation.

                  "Other Preferred Shares" means the Auction Rate Municipal Preferred Stock of the Corporation, other than the Preferred Shares.

                  "Outstanding" means, as of any date (i) with respect to Preferred Shares, Preferred Shares theretofore issued by the Corporation except, without duplication, (A) any Preferred Shares theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, or as to which a Notice of Redemption shall have been given and moneys shall have been deposited in trust by the Corporation pursuant to paragraph 4(c) and (B) any Preferred Shares as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (ii) with respect to shares of Other Preferred Stock, has the equivalent meaning.

                  "Parity Stock" means the Preferred Shares and each other outstanding series of Preferred Stock the holders of which, together with the holders of the Preferred Shares, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

                  "Permanent Insurance" means insurance guaranteeing the timely payment of principal of, and interest on, a Municipal Obligation purchased by the Corporation upon payment of a single, predetermined insurance premium pursuant to an irrevocable commitment of the issuer of Portfolio Insurance covering such Municipal Obligation.

                  "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                  "Portfolio Insurance" means insurance guaranteeing the timely payment of principal of, and interest on, a covered Municipal Obligation only while such Municipal Obligation is owned by the Corporation.

                  "Potential Holder" shall mean any Person, including any Existing Holder, who may be interested in acquiring Preferred Shares (or, in the case of an Existing Holder, additional Preferred Shares).

                  "Preferred Shares" means, as the case may be, Auction Rate Municipal Preferred Stock, Series T7, Auction Rate Municipal Preferred Stock, Series R7, Auction Rate Municipal Preferred Stock, Series T28, or Auction Rate Municipal Preferred Stock, Series R28.

                  "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of Preferred Shares and Other Preferred Shares outstanding on such Valuation Date multiplied by $50,000 plus the premium, if any, resulting from the designation of a Premium Call Period; (B) the aggregate amount of cash dividends that will have accumulated (whether or not earned or declared) for each share of Preferred Shares and Other Preferred Shares outstanding, in each case, to (but not including) the next Dividend Payment Date therefor that follows such Valuation Date (calculated, in the case of cash dividends determined by application of a Spread to a Reference Index or Reference Security, by assuming that the Applicable Rate in effect for the immediately preceding Dividend Payment Period will remain in effect until the next Dividend Payment Period); (C) the aggregate amount of cash dividends that would accumulate at the then current Maximum Applicable Rate (assuming notification has been given to the Auction Agent that net capital gains or other taxable income will be included in the relevant dividend as contemplated pursuant to paragraphs 2(f) and 11(a)(vi) of these Articles Supplementary) on any Preferred Shares and Other Preferred Shares outstanding from such Dividend Payment Date through the 48th day after such Valuation Date, multiplied by the larger of the Moody's Volatility Factor and the S&P Volatility Factor determined from time to time by Moody's and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Corporation for the 90 days subsequent to such Valuation Date; (E) the amount of the Corporation's Maximum Potential Additional Dividend Liability as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, and immediately upon determination, payables for Municipal Obligations purchased as of such Valuation Date) less (ii) the lesser of (A) either the Discounted Value of the Corporation's assets irrevocably deposited by the Corporation for the payment of any of (i)(A) through (i)(F) or the face value of such irrevocably deposited assets that mature prior to the payment date of the liabilities for which they are being deposited and are either fully guaranteed by the U.S. government or have a rating of either P-1, VMIG-1 or MIG-1 by Moody's and A-1+ or SP-1+ by S&P and (B) the Market Value of any of the Corporation's assets irrevocably deposited by the Corporation for the payment of any of (i)(A) through (i)(F).

                  For purposes of determining as of any Valuation Date whether the Corporation has Moody's Eligible Assets and S&P Eligible Assets each with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, the Corporation shall include as a liability in the calculation of the Preferred Shares Basic Maintenance Amount an amount calculated semi-annually equal to 150% of the estimated cost of obtaining Permanent Insurance with respect to Moody's Eligible Assets or S&P Eligible Assets, as applicable, that are (i) covered by Portfolio Insurance policies which provide the Corporation with the option to obtain such Permanent Insurance and (ii) are discounted by a Moody's Discount Factor or S&P Discount Factor, as applicable, determined by reference to the insurance claims-paying ability rating of the issuer of such Portfolio Insurance policy.

                  "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Corporation to satisfy the Preferred Shares Basic Maintenance Amount (as required by paragraph 7(a) of these Articles Supplementary) as of a given Valuation Date, means the fifth Business Day following such Valuation Date.

                  "Preferred Shares Basic Maintenance Report" means a report signed by the President, Treasurer, or Vice President of the Corporation which sets forth, as of the related Valuation Date, the assets of the Corporation, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

                  "Preferred Stock" means the preferred stock of the Corporation, and includes Preferred Shares and Other Preferred Shares.

                  "Premium Call Period" has the meaning set forth under "Specific Redemption Provisions" below.

                  "Pricing Service" shall mean J. J. Kenny Co., Inc. or any pricing service designated by the Board of Directors of the Corporation provided the Corporation obtains written assurance from S&P that such designation will not impair the rating then assigned by S&P to the Preferred Shares.

                  "Quarterly Valuation Date" means the last Business Day of each fiscal quarter of the Corporation in each fiscal year of the Corporation, commencing December 31, 1992.

                  "Reference Index" shall mean an index of interest rates on Treasury Securities, Municipal Obligations or high-quality commercial paper or dividend rates on preferred stock of issuers registered as closed-end management investment companies under the 1940 Act that invest primarily in Municipal Obligations or any other index or instrument selected and approved by the Corporation's Board of Directors, after consultation with the Broker-Dealers and made available to the Auction Agent, as being an appropriate index or instrument, in each case expressed as a rate and devised and calculated not less often than monthly by one or more parties that are not affiliated with the Corporation and made available to the Corporation, the Auction Agent, the Broker-Dealers and existing and potential holders of the Preferred Shares.

                  "Reference Rate" means the higher of the 30-day "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate, or, in the case of a Special Dividend Period with a single Applicable Rate throughout such Special Dividend Period, the Special Dividend Period Reference Rate or, in the case of a Special Dividend Period with a varying Applicable Rate, the Reference Rate specified in the definition of S&P Volatility Factor that most closely approximates the length of the interval between periodic applications of the Spread to the relevant Reference Index or Reference Security.

                  "Reference Security" shall mean, in the case of a debt obligation, a particular debt obligation which is publicly traded, which is non-callable prior to the termination of the Special Dividend Period with respect to which such Reference Security is relevant and the outstanding aggregate principal amount of which at the time of the Notice of Special Dividend Period exceeds $100 million or, in the case of a preferred stock, a preferred stock issue which is publicly traded, which is non- redeemable prior to the termination of the Special Dividend Period with respect to which such Reference Security is relevant and the outstanding liquidation value of which at the time of the Notice of Special Dividend Period exceeds $50 million.

                  "Request for Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.

                  "Response" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.

                  "Retroactive Taxable Allocation" has the meaning set forth in paragraph 2(e) of these Articles Supplementary.

                  "Right," with respect to Preferred Shares, has the meaning set forth in paragraph 2(e) of these Articles Supplementary and, with respect to Other Preferred Shares, has the equivalent meaning.

                  "Rightholder" has the meaning set forth in paragraph 2(e) of these Articles Supplementary.

                  "S&P" means Standard & Poor's Corporation or its successors.

                  "S&P Discount Factor" means, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to (a)(i) in the event a Municipal Obligation is covered by a Portfolio Insurance policy which does not provide the Corporation with the option to obtain Permanent Insurance with respect to such Municipal Obligation, or is not covered by bond insurance, the S&P or Moody's rating on such Municipal Obligation, (ii) in the event a Municipal Obligation is covered by an Original Issue Insurance policy or a Secondary Insurance policy, the S&P insurance claims-paying ability rating of the issuer of the policy or (iii) in the event a Municipal Obligation is covered by a Portfolio Insurance policy which provides the Corporation with the option to obtain Permanent Insurance with respect to such Municipal obligation and such Portfolio insurance policy has been reviewed and approved in writing by S&P, at the Corporation's option, the S&P or Moody's rating on such Municipal Obligation or the S&P insurance claims-paying ability rating of the issuer of the Portfolio Insurance policy and (b) the shortest S&P Collateral Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

S&P Collateral Period                                Rating Category
                                           --------------------------------
                                           AAA*      AA*      A*       BBB*
                                           ---       --       -        ---
40  Business Days . . . . . . .            190%      195%     210%     250%
22  Business Days . . . . . . .            170       175      190      230
10  Business Days . . . . . . .            155       160      175      215
  7  Business Days . . . . . . .           150       155      170      210
  3  Business Days . . . . . . .           130       135      150      190


-------------------
*  S&P rating.

                  Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated A-1+ or SP-1+ by S&P or 125% if such Municipal Obligations are not rated by S&P but are rated VMIG-1, P-1 or MIG-1 by Moody's and mature or have a demand feature exercisable in 30 days or less; provided, however, that such Moody's rated short-term Municipal Obligations must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution, such bank or institution having a short-term rating of at least A-1+ from S&P; and further provided that such short-term Municipal Obligations rated by Moody's but not rated by S&P may comprise no more than 50% of short-term Municipal Obligations that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash or to the book value of Municipal Obligations sold for which payment is due within five Business Days. Anticipation Notes rated SP-1+ or, if not rated by S&P, rated MIG-1 or VMIG-1 by Moody's, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating, will be considered to be short-term Municipal Obligations for purposes of determining the Discounted value of S&P Eligible Assets.

                  "S&P Eligible Asset" means cash or the book value of Municipal Obligations sold for which payment is due within five Business Days of a Valuation Date or a Municipal Obligation that (i) is issued by any of the 50 states, the territories and their subdivisions, counties, cities, towns, villages, and school districts, agencies, such as authorities and special districts created by the states, and certain federally sponsored agencies such as local housing authorities (payments made on these bonds are exempt from regular federal income taxes and are generally exempt from state and local taxes in the state of issuance); (ii) is interest bearing and pays interest at least semiannually; (iii) is payable with respect to principal and interest in United States Dollars;
(iv) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (provided that such Moody's-rated Municipal Obligations will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Municipal Obligation, such Municipal Obligation will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (v) is not subject to a covered call or covered put option written by the Corporation; (vi) is not part of a private placement of Municipal Obligations; and (vii) is part of an issue of Municipal Obligations with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Notwithstanding the foregoing:

                                     (1)   Municipal Obligations of any one
         issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Obligations exceeds 5% of the aggregate Market Value of the S&P Eligible Assets; and

                                     (2)   Municipal Obligations guaranteed or
         insured by any one bond insurer will be considered S&P Eligible Assets only to the extent the fair market value of such municipal securities does not exceed 25% of the aggregate fair market value of the S&P Eligible Assets.

                                     (3)   Municipal Obligations issued by
         issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 20% of the aggregate Market Value of the S&P Eligible Assets.

                  "S&P Exposure Period" means the maximum period of time following a Valuation Date, including the Valuation Date and the Preferred Shares Basic Maintenance Cure Date (currently 10 Business Days) that the Corporation has under these Articles Supplementary to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the Preferred Shares Basic Maintenance Amount (as described in paragraph 7(a) of these Articles Supplementary).

                  "S&P Hedging Transaction" means the purchasing or selling of a futures contract based on the Municipal Index or Treasury Bonds or the purchasing of an option on such a futures contract.

                  "S&P Volatility Factor" means, with respect to the Series T7 Preferred Shares, Series R7 Preferred Shares and Series R28 Preferred Shares, 277% during the Initial Dividend Period, and, with respect to the Series T28 Preferred Shares, 198% during the Initial Dividend Period. Thereafter, "S&P Volatility Factor" means, depending on the applicable Reference Rate, the following:

Reference Rate

Taxable Equivalent of the
  Short-Term Municipal
  Bond Rate.......................................                   277%
30-day "AA" Composite
  Commercial Paper Rate...........................                   228%
60-day "AA" Composite
  Commercial Paper Rate...........................                   228%
90-day "AA" Composite
  Commercial Paper Rate...........................                   222%
180-day "AA" Composite
  Commercial Paper Rate...........................                   217%
1-year U.S. Treasury
  Bill Rate.......................................                   198%
2-year U.S. Treasury
  Note Rate.......................................                   185%
3-year U.S. Treasury
  Note Rate.......................................                   178%
4-year U.S. Treasury
  Note Rate.......................................                   171%
5-year U.S. Treasury
  Note Rate.......................................                   169%

Notwithstanding the foregoing, the S&P Volatility Factor may mean such other potential dividend rate increase factor as S&P advises the Corporation in writing is applicable.

                  "Secondary Insurance" means insurance guaranteeing the timely payment of principal of, and interest on, a Municipal Obligation purchased by the Corporation or a third party subsequent to the original issuance of such Municipal Obligation.

                  "Securities Depository" means The Depository Trust Company or any successor company or other entity selected by the Corporation as securities depository for the Preferred Shares that agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

                  "Series T7 Preferred Shares" means the Auction Rate Municipal Preferred Stock, Series T7, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared), plus the premium, if any, resulting from the designation of a Premium Call Period, of the Corporation.

                  "Series R7 Preferred Shares" means the Auction Rate Municipal Preferred Stock, Series R7, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, of the Corporation.

                  "Series T28 Preferred Shares" means the Auction Rate Municipal Preferred Stock, Series T28, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared), plus the premium, if any, resulting from the designation of a Premium Call Period, of the Corporation.

                  "Series R28 Preferred Shares" means the Auction Rate Municipal Preferred Stock, Series R28, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, of the Corporation.

                  "Service" means the United States Internal Revenue Service.

                  "7-day Dividend Period" means any Dividend Period of 7 days for a series of Preferred Shares.

                  "Special Dividend Period" means a Dividend Period consisting of a specified number of days (other than 28 in the case of the Series T28 Preferred Shares and Series R28 Preferred Shares or 7 in the case of the Series T7 Preferred Shares or Series R7 Preferred Shares), evenly divisible by seven (in each case subject to adjustment as provided in paragraph 2(c)(iii)).

                  "Special Dividend Period Reference Rate" means the rate or rates per annum specified by the Corporation (which may be expressed as the lower of a specified rate or rates or a Spread under, at or over the Reference Index or Reference Security being specified for such Special Dividend Period) in the Notice of Special Dividend Period relating to a particular Special Dividend Period and specifying a Reference Index or Reference Security or, if the Corporation shall fail to so specify any such rate or rates, then (i), in the case of a Special Dividend Period of 182 days or less, the "AA" Composite Commercial Paper Rate which most closely matches the length of the Special Dividend Period, provided that in no case shall the Special Dividend Reference Rate be a "AA" Composite Commercial Paper Rate which is shorter in time than the 30-day "AA" Composite Commercial Paper Rate, or, in the case of a Special Dividend Period of longer than 182 days, the Treasury Rate which most closely matches the length of the Special Dividend Period.

                  "Specific Redemption Provisions" means, with respect to a Special Dividend Period, either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during which the Preferred Shares subject to such Dividend Period shall not be subject to redemption at the option of the Corporation and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the Preferred Shares subject to such Dividend Period shall be redeemable at a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $50,000 as determined by the Board of Directors of the Corporation after consultation with the Auction Agent and the Broker-Dealers; provided, however, that the Corporation shall not adopt Specific Redemption Provisions unless Moody's and S&P or any Substitute Rating Agency advises the Corporation in writing that such adoption will not adversely affect their then-current ratings on the Preferred Shares.

                  "Spread" means the negative or positive difference or the absence of any difference, expressed in whole and fractional basis points, below, at or above a Reference Index or Reference Security specified by the Corporation in a Notice of Special Dividend Period.

                  "Stock Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the Preferred Shares.

                  "Stock Register" means the register of Holders maintained on behalf of the Corporation by the Auction Agent in its capacity as transfer agent and registrar for the Preferred Shares.

                  "Subsequent Dividend Payment Period," with respect to Preferred Shares, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other Preferred Shares, has the equivalent meaning.

                  "Substitute Commercial Paper Dealers" means such Substitute Commercial Paper Dealer or Dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

                  "Substitute Rating Agency" and "Substitute Rating Agencies" shall mean (i) with respect to each of the Series T7 Preferred Shares, Series T28 Preferred Shares and R28 Preferred Shares, a nationally recognized securities rating organization and two nationally recognized securities rating organizations, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its respective affiliates and successors, after consultation with the Corporation, to act as a substitute rating agency or substitute rating agencies, as the case may be, to determine the respective credit ratings of the Series T7 Preferred Shares, Series T28 Preferred Shares and R28 Preferred Shares or (ii) with respect to the Series R7 Preferred Shares shall mean a nationally recognized securities rating organization and two nationally recognized securities rating organizations, respectively, selected by Kidder, Peabody & Co. Incorporated, or its respective affiliates and successors, after consultation with the Corporation, to act as a substitute rating agency or substitute rating agencies, as the case may be, to determine the credit rating of the Series R7 Preferred Shares.

                  "Taxable Equivalent of the Short-Term Municipal Bond Rate" means (i) 90% of (A) the per annum rate expressed on an interest equivalent basis equal to the index, made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny Information Systems or any successor thereto, based upon 30-day yield evaluations at par of bonds the interest on which is excludable for Federal income tax purposes under the Code, of not less than "high grade" component issuers selected by Kenny Information Systems or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which is subject to the Federal alternative minimum tax or similar tax under the Code, unless all bonds the interest on which is so excludable for Federal income tax purposes are subject to such tax and (B) divided by 1 minus the Maximum Marginal Regular Federal individual income tax rate applicable to the character of the income being distributed or the maximum marginal regular Federal corporate income tax rate applicable to the character of the income being distributed (in each case expressed as a decimal), whichever is greater; or (ii) in lieu of the rate determined pursuant to clause (i) above, a percentage, determined by the Corporation, of (A) the per annum rate expressed on an interest equivalent basis equal to any substitute index prepared by any person (other than an Affiliate of the Corporation), selected from time to time by the Corporation, based on bonds the interest on which is excludable from gross income for Federal income tax purposes under the Code, and (3) divided by 1 minus the Maximum Marginal Regular Federal individual income tax rate applicable to the character of the income being distributed or the Maximum Marginal Regular Federal individual income tax rate applicable to the character of the income being distributed (in each case expressed as a decimal), whichever is greater, as made available on a discount basis or otherwise by the preparer of such index for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date; provided that the Corporation shall not select any such substitute index or determine any such percentage unless the Corporation has received confirmation from Moody's and S&P (or any Substitute Rating Agency) that the use of such index or percentage would not affect the ratings assigned to the Preferred Shares by Moody's and S&P (or any Substitute Rating Agency); provided, however, that if the index then used by the Corporation for purposes of determining the Taxable Equivalent of the Short-Term Municipal Bond Rate is not made so available by 8:30 A.M., the case of the index described in clause (i) above or by the preparer of such index in the case of any substitute index described in clause (ii) above, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the per annum rate expressed on an interest equivalent basis equal to the most recent such index so made available for any preceding Business Day, without being multiplied by the 90% factor in the case of the index described in such clause (i) or the percentage determined by the corporation referred to in such clause (ii) in the case of the index described in clause (ii).

                  "30-day 'AA' Composite Commercial Paper Rate," on any date, means (i) the Interest Equivalent of the 30-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P or another nationally recognized statistical rating organization, as such 30-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetical average of the interest Equivalent of the 30-day rate on commercial paper placed on behalf of such issuers, as quoted to the Auction Agent on a discount basis or otherwise by the Commercial Paper Dealer for the close of business on the Business Day immediately preceding such date. If the Commercial Paper Dealer does not quote a rate required to determine the 30-day "AA" Composite Commercial Paper Rate, the 30-day "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by the Commercial Paper Dealer.

                  "Treasury Bonds" means United States Treasury Bonds with remaining maturities of ten years or more.

                  "Treasury Rate," on any date for any Special Dividend Period exceeding 182 days, means:

                               (i) the yield on the most recently auctioned non-callable direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Special Dividend Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or

                              (ii) in the event that any such rate is not published by The Wall Street Journal, then the arithmetic average of the yields on the most recently auctioned non-callable direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Special Dividend Period as quoted on a discount basis or otherwise by the U.S. Government Securities Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date.

                         If any U.S. Government Securities Dealer does not
quote a rate required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Dealers selected by the Corporation to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

                  "Treasury Securities" means United States Treasury bills, notes or bonds.

                  "28-day Dividend Period" means any Dividend Period of 28 days for a series of Preferred Shares.

                  "U.S. Government Securities Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Kidder, Peabody & Co. Incorporated or their respective affiliates or successors, if such entity is a U.S. Government securities dealer. As used herein, "Substitute U.S. Government Securities Dealer" shall mean, with respect to each series of Preferred Shares, PaineWebber Incorporated, Prudential Securities Incorporated and Shearson Lehman Brothers Inc., solely with respect to the Series T7 Preferred Shares, Legg Mason Wood Walker, Incorporated, solely with respect to the Series T7 Preferred Shares and Series T28 Preferred Shares, A.G. Edwards & Sons, Inc., solely with respect to the Series R28 Preferred Shares, Oppenheimer & Co., Inc., and, solely with respect to the series R7 Preferred Shares, Kemper Securities, Inc.; or the respective affiliates or successors, if such entity is a U.S. Government securities dealer, provided that none of such entities shall be a U.S. Government Securities Dealer.

                  "Valuation Date" means, for purposes of determining whether the Corporation is maintaining the Preferred Shares Basic
Maintenance Amount and the Minimum Liquidity Level, each Friday which is a Business Day, or the Business Day preceding any Friday which is not a Business Day, and the Date of Original Issue.

                  "Variation Margin" means, in connection with an outstanding futures contract owned or sold by the Corporation, the amount of cash or securities paid to and received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

                         (b)  The foregoing definitions of Accountant's
Confirmation, Deposit Securities, Discounted value, Dividend Coverage Amount, Dividend Coverage Assets, Independent Accountant, Market Value, Maximum Potential Additional Dividend Liability, Minimum Liquidity Level, Moody's Discount Factor, Moody's Eligible Asset, Moody's Exposure Period, Moody's Hedging Transaction, Moody's Volatility Factor, Preferred Shares Basic Maintenance Amount, Preferred Shares Basic Maintenance Cure Date, Preferred Shares Basic Maintenance Report, Reference Rate, S&P Discount Factor, S&P Eligible Asset, S&P Exposure Period, S&P Hedging Transaction, S&P Volatility Factor and Valuation Date have been determined by the Board of Directors of the Corporation in order to obtain an "aaa" rating from Moody's and an AAA rating from S&P on the Preferred Shares on their Date of Original Issue; and such definitions shall be adjusted from time to time and without further action by the Board of Directors to reflect changes made thereto independently by Moody's, S&P or any Substitute Rating Agency if each of Moody's, S&P and any Substitute Rating Agency has advised the Corporation in writing (i) separately or collectively of such adjustments and (ii) collectively that such adjustments will not adversely affect their then-current ratings on the Preferred Shares. The adjustments contemplated by the preceding sentence shall be made effective upon the time the Corporation receives the written notice from Moody's S&P and any Substitute Rating Agency contemplated by clause (ii) of the preceding sentence.

                  2. Dividends. (a) The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative dividends each consisting of (i) cash at the Applicable Rate and (ii) an uncertificated Right to receive cash as set forth in paragraph 2(e) below, and no more, payable on the respective dates set forth below. Dividends on the Preferred Shares so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Stock, and (ii) to the extent permitted by law and to the extent available, out of net tax-exempt income earned on the Corporation's investments. To the extent permitted by law, dividends on Preferred Shares will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains and other taxable income of the Corporation.

                         (b)  (i) Cash dividends on Preferred Shares shall
accumulate from the Date of Original Issue. With respect to the Series T28 Preferred Shares, dividends will be payable commencing on the First Initial Dividend Payment Date, on the first day of each calendar month thereafter, subject to the exceptions set forth herein, through the first day of the Last Initial Dividend Payment Date. With respect to the Series T7 Preferred Shares, Series R7 Preferred Shares and Series R28 Preferred Shares, dividends will be payable commencing on the Initial Dividend Payment Date with respect to each series of Preferred Shares. Following the Last
Initial Dividend Payment Date with respect to the Series T28 Preferred Shares and following the Initial Dividend Payment Date for the Series T7 Preferred Shares, Series R7 Preferred Shares and Series R28 Preferred Shares, dividends on the Preferred Shares will be payable, at the option of the Corporation, (ii) with respect to any Dividend Period of 35 or fewer days on the day next succeeding the last day thereof, (iii) with respect to any Dividend Period of more than 35 and fewer than 92 days, on the day next succeeding each period of 30 days to occur during such Dividend Period (or in the case of any Dividend Period of more than 91 days, as specified in the relevant Notice of Special Dividend Period), and on the day next succeeding the last day thereof, (iv) with respect to any Dividend Period of 365 days or more, monthly on the first day of each calendar month during such Dividend Period (or in the case of any Dividend Period of more than 91 days, as specified in the relevant Notice of Special Dividend Period), and on the day next succeeding the last day thereof (each such date referred to in clauses (i), (ii), (iii) and (iv) being hereinafter referred to as a "Normal Dividend Payment Date"), except that (i) if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding date if both such dates following the Normal Dividend Payment Date are Business Days, or (ii) if the date following such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date will be the date next preceding such Normal Dividend Payment Date if both such date and such Normal Dividend Payment Date are Business Days or (iii) if such Normal Dividend Payment Date and either the preceding date or the succeeding date are not Business Days, then the Dividend Payment Date shall be the first Business Day next preceding such Normal Dividend Payment Date that is next succeeded by a Business Day. If, however, the Securities Depository shall make available to its participants and members in funds immediately available in New York City on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates (and the Securities Depository shall have so advised the Corporation), and if the day that otherwise would be the Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day. Although any particular Dividend Payment Date may not occur on a Normal Dividend Payment Date because of the exceptions discussed above, the next succeeding Dividend Payment Date shall be, subject to such provisos, the next Normal Dividend Payment Date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Directors shall fix the Dividend Payment Date. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

                              (ii) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date.


         Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors of the Corporation.

                         (c)   (i)   During the period from and including the
Date of Original Issue to but, with respect to the Series T28 Preferred Shares, excluding the Last Initial Dividend Payment Date, and, with respect to the Series T7 Preferred Shares, Series R7 Preferred Shares and Series
R28 Preferred Shares, excluding the Initial Dividend Payment Date (the "Initial Dividend Period"), the Applicable Rate shall be the Initial
Dividend Rate. Commencing on the Last Initial Dividend Payment Date, with respect to the Series T28 Preferred Shares, and on the Initial Dividend Payment Date, with respect to the Series T7 Preferred Shares, Series R7 Preferred Shares and Series R28 Preferred Shares, the Applicable Rate for each subsequent Dividend Period or portion thereof (hereinafter referred to as a "Subsequent Dividend Payment Period"), which Subsequent Dividend
Payment Period shall commence on a Dividend Payment Date and shall end on the calendar day prior to the next Dividend Payment Date, shall be equal to the lesser of (x) the Maximum Applicable Rate for such Dividend Period or for such Subsequent Dividend Payment Period included therein or (y) the greater of (i) the Minimum Applicable Rate for such Dividend Period or for such Subsequent Dividend Payment Period included therein or (ii) the rate per annum that results for such Dividend Period or Subsequent Dividend Payment Period included therein from implementation of the Auction
Procedures including any periodic application of a Spread to a specified Reference Index or Reference Security.

                  Notwithstanding the foregoing sentence, the Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate and each Dividend Payment Period for the Preferred Shares of any series, commencing after the first day of, and during, a Non-Payment Period shall be a 28-day Dividend Payment Period (in the case of the Series T28 Preferred Shares and Series R28 Preferred Shares) or a 7-day Dividend Payment Period (in the case of the Series T7 Preferred Shares and Series R7 Preferred Shares). Except in the case of the willful failure of the Corporation to pay a dividend on a Dividend Payment Date or to redeem any Preferred Shares on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Corporation has declared such dividend payable on such Dividend Payment Date to the Holders of such Preferred Shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any Preferred Shares not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. In the case of a willful failure of the Corporation to pay a dividend on a Dividend Payment Date or to redeem any Preferred Shares on the date set for such redemption, the preceding sentence shall not apply and the Applicable Dividend Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

                              (ii) The amount of cash dividends per share of Preferred Shares payable (if declared) for any Dividend Payment Period or part thereof shall be computed by multiplying the Applicable Rate for such Dividend Payment Period by a fraction, the numerator of which shall be the number of days in such Dividend Payment Period or part thereof such share was outstanding and the denominator of which shall be 365 (or 360 for a Dividend Period of 365 days or more), multiplying the amount so obtained by $50,000, and rounding the amount so obtained to the nearest cent.

                              (iii) With respect to each Dividend Period that the Corporation desires to be a Special Dividend Period, the Corporation may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for such series of Preferred Shares be a number of days (other than 28 in the case of Series T28 Preferred Shares and Series R28 Preferred
         Shares or 7 in the case of Series T7 Preferred Shares and Series
         R7 Preferred Shares), evenly divisible by seven and specified in such notice, provided that for any Auction occurring after the initial Auction, the Corporation may not give a Request for Special Dividend Period (and any such request shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to mandatory redemptions, and any Additional Dividends payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Dividend Period of 182 days or less, shall be given on or prior to the 4th day but not more than 7 days prior to an Auction Date for the Preferred Shares and, in the case of a Dividend Period of more than 182 days, shall be given on or prior to the 14th day but not more than 28 days prior to an Auction Date for the Preferred Shares. Such Request for Special Dividend Period shall also specify any proposed Bid Requirements. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Corporation issue a Notice of Special
         Dividend Period for the Preferred Shares as contemplated by such Request for Special Dividend Period and, if advisable, the Specific Redemption Provisions and shall give the Corporation and the Auction Agent written notice (a "Response") of such determination by no later than the third day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities,
         (3) existing yield curves for short-term and long-term securities comparable to the Preferred Shares, (4) industry and financial conditions which may affect the Preferred Shares, (5) the investment objective of the Corporation, and (6) the Dividend
         Periods and dividend rates at which current and potential beneficial holders of the Preferred Shares would remain or become beneficial holders. If none of the Broker-Dealer(s) give the Corporation and the Auction Agent a Response by such third day or if the Response of all of the Broker-Dealers providing a Response states that given the factors set forth above it is not advisable that the Corporation give a Notice of Special Dividend Period for the Preferred Shares, the Corporation may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response of at least one Broker-Dealer does not indicate that it is not advisable that the Corporation give a Notice of Special Dividend Period for the Preferred Shares, the Corporation may by no later than the second day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify the duration of the Special Dividend Period, the Bid Requirements (if any) applicable to the Auction relating to such Special Dividend Period and Specific Redemption Provisions (if any). The Corporation shall not give a Notice of Special Dividend Period or convert to a Special Dividend Period and, if the Corporation has given a Notice of Special Dividend, the Corporation is required to give telephonic and written notice of revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if it has not obtained the advice in writing of Moody's and S&P or any Substitute Rating Agency that the proposed Special Dividend Period will not adversely affect their then-current rating on the Preferred Shares or if (w) either the 1940 Act Preferred Shares
         Asset Coverage is not satisfied or the Corporation shall fail to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the Preferred
         Shares Basic Maintenance Amount, in each case on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date (and in each case, with respect to Moody's Eligible Assets, using a Moody's Exposure Period equivalent to 14 days longer than normal) on an actual basis and on a pro forma basis giving effect to the proposed Special
         Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Corporation is an approximately equal rate for securities similar to the Preferred Shares with an equal frequency of recalculation of the Reference Index or Reference Security as is utilized by the Corporation with respect to the first Dividend Payment Period within such Special Dividend Period and using as a pro forma Maximum Applicable Rate the highest rate specified in the Notice of Special Dividend Period for the Dividend Payment Periods covering not less than the first
         49 days of such proposed Special Dividend Period or, if no such rate is specified in the Notice of Special Dividend Period, the Maximum Applicable Rate resulting by operation of the definition of Special Dividend Period Reference Rate for the Special Dividend Period specified in such Notice of Special Dividend Period), (x) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on third Business Day preceding the related Auction Date,
         (y) the Broker-Dealer(s) jointly advise the Corporation that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation or (z) the Corporation has determined to terminate the Special Dividend
         Period for any reason. if the Corporation is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (w), (x), (y) or (z) of the prior sentence or if the Corporation gives a Notice of Revocation with respect to a Notice of Special Dividend Period, the next succeeding Dividend Period will be a 28-day Period (in the case of Series T28 Preferred Shares and Series R28 Preferred Shares) or a 7-day Dividend Period (in the case of Series T7 Preferred Shares and Series R7 Preferred Shares) provided that if the then-current Dividend Period in the case of the Series T28 Preferred Shares and Series R28 Preferred Shares is a Special Dividend Period of less than 28 days, the next succeeding Dividend Period for such series will be the same length as the current Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 28-day Dividend
         Period (in the case of Series T28 Preferred Shares and Series R28 Preferred Shares) or a 7-day Dividend Period (in the case of
         Series T7 Preferred Shares and Series R7 Preferred Shares) and the Corporation may not again give a Notice of Special Dividend Period for the Preferred Shares (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 28-day Dividend Period (in the case of Series T28 Preferred Shares and Series R28 Preferred Shares) or a 7-day Dividend Period (in the case of Series T7 Preferred Shares and Series R7 Preferred Shares).

                         (d)  (i) Holders shall not be entitled to any
dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Shares that may be in arrears.

                              (ii) For so long as any share of the Preferred Shares is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the Preferred Shares as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Preferred Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Shares as to dividends and upon liquidation) or any other such Parity Stock (except by conversion into or exchange for stock of the Corporation ranking junior to or on a parity with the Preferred Shares as to dividends and upon liquidation), unless (A) immediately after such transaction, the Corporation shall have Moody's Eligible Assets and S&P Eligible Assets each with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount and the Corporation shall maintain the 1940 Act Preferred Shares Asset Coverage, (3) full cumulative dividends on Preferred Shares and shares of Other Preferred Shares due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, (C) any Additional Dividend required to be paid under paragraph 2(e) below on or before the date of such declaration or payment has been paid and (D) the Corporation has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption contained herein.

                         (e)  Each dividend shall consist of (i) cash at the
Applicable Rate and (ii) an uncertificated right (a "Right") to receive an Additional Dividend (as defined below). Each Right shall thereafter be independent of the share or Preferred Shares on which the dividend was paid. The Corporation shall cause to be maintained a record of each Right received by the respective Holders. The Corporation shall not be required to recognize any transfer of a Right.

                         If, in the case of a Dividend Period of 28 days or fewer, the Corporation retroactively allocates any net capital gains or other taxable income to Preferred Shares without having given advance notice thereof to the Auction Agent as described in paragraph 2(f) hereof (the amount of such allocation referred to herein as a "Retroactive Taxable Allocation") solely by reason of the fact that such allocation is made as a result of the redemption of all or a portion of the outstanding Preferred Shares or the liquidation of the Corporation, the Corporation will, within 90 days (and generally within 60 days) after the end of the Corporation's fiscal year for which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each holder of a Right applicable to such Preferred Shares (initially Cede & Co. as nominee of The Depository Trust Company) during such fiscal year at such holder's address as the same appears or last appeared on the Stock Books of the Corporation. The Corporation will, within 30 days after such notice is given to the Auction Agent, pay to the Auction Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate Additional Dividend with respect to all Retroactive Taxable Allocations made to such holders during the fiscal year in question.

                         If the Corporation, in the case of a Dividend Period of 35 days or more, makes a Retroactive Taxable Allocation to a dividend paid on Preferred Shares, the Corporation will, within 90 days (and generally within 60 days) after the end of the Corporation's fiscal year for which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each holder of a Right applicable to such Preferred Shares (initially Cede & Co. as nominee of The Depository Trust Company) during such fiscal year at such holder's address as the same appears or last appeared on the Stock Books of the Corporation. The Corporation will, within 30 days after such notice is given to the Auction Agent, pay to the Auction Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate Additional Dividend with respect to all Retroactive Taxable Allocations made to such holders during the fiscal year in question.

                         An "Additional Dividend" means payment to a holder of Preferred Shares of an amount which, when taken together with the aggregate amount of Retroactive Taxable Allocations allocated to such holder with respect to the fiscal year in question, would cause such holder's dividends from the aggregate of both the Retroactive Taxable Allocations and the Additional Dividend to be equal to the dollar amount of the dividends which would have been received and retained by such holder if the Retroactive Taxable Allocations had not been made. Such Additional Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no holder of Preferred Shares is subject to the Federal alternative minimum tax with respect to dividends received from the Corporation; and (iii) assuming that each Retroactive Taxable Allocation would be taxable in the hands of each holder of Preferred Shares at the maximum marginal combined regular Federal income tax rate applicable to individuals or corporations, whichever is greater, in effect during the fiscal year in question.

                         (f)  Whenever the Corporation intends to include any
net capital gains or other taxable income in any dividend on Preferred Shares the Applicable Rate for which will be established at the next succeeding Auction, the Corporation will, in the case of a Dividend Period of 28 days or fewer, and may, in the case of a Dividend Period of 35 days or more, notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. If, in the case of a Dividend Period of 28 days or fewer, the Corporation retroactively allocates any net capital gains or other taxable income to dividend paid on Preferred Shares without having given advance notice thereof to the Auction Agent as described in paragraph 2(f) hereof solely by reason of the fact that such allocation is made as a result of the redemption of all or a portion of the outstanding Preferred Shares or the liquidation of the Corporation, the Corporation will make certain payments to holders of Preferred Shares to offset the tax effect thereof. If, in the case of a Dividend Period of 35 days or more, the Corporation allocates any net capital gains or other taxable income to a dividend paid on Preferred Shares without having given advance notice thereof to the Auction Agent as described in Paragraph 2(f) hereof, the Corporation will make certain payments to holders of Preferred Shares to offset the tax effect thereof.

                         (g)  No fractional share of Preferred Shares shall be
issued.

                  3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Stock or any other capital stock ranking junior in right of payment upon liquidation to the Preferred Shares, the sum of $50,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Call Period to the date of distribution, and after such payment the holders of Preferred Shares will be entitled to no other payments other than Additional Dividends as provided in paragraph 2(e) hereof. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Preferred Shares and any other outstanding class or series of Preferred Stock of the Corporation ranking on a parity with the Preferred Shares as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation except for any Additional Dividends. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

                  4. Redemption. (a) Preferred Shares shall be redeemable by the Corporation as provided below:

                               (i) To the extent permitted under the 1940 Act and Maryland law, upon giving a Notice of Redemption, the Corporation at its option may redeem Preferred Shares, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date;
         provided, however, that Series T28 Preferred Shares are optionally redeemable by the Corporation during the Initial Dividend Period only on the Business Day next preceding the end of the Initial Dividend Period; and further provided that no Preferred Shares shall be subject to optional redemption during a Non-Call Period.
         In addition, holders of Preferred Shares which are redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The Corporation may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 4(a)(i) or effect an optional redemption unless, at the time of giving such Notice of Redemption or effecting such optional redemption, the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their Preferred Shares on such redemption date and, if as a result of such optional redemption, the Corporation would fail to maintain
         S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to the Preferred Shares Basic Maintenance Amount.

                              (ii) The Corporation shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, Preferred Shares to the extent permitted under the 1940 Act and Maryland law, on a date fixed by the Board of Directors, if the Corporation fails to maintain Moody's Eligible Assets and S&P Eligible Assets each with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount as provided in paragraph 7(a) or to satisfy the 1940 Act Preferred
         Shares Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date (herein respectively referred to as the "Cure Date"), as the case may be. In addition, holders of Preferred Shares so redeemed shall be entitled to receive
         Additional Dividends to the extent provided herein. The number of Preferred Shares to be redeemed shall be equal to the lesser of
         (i) the minimum number of Preferred Shares the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would together with all shares of Other Preferred Stock subject to redemption or retirement, result in the Corporation having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount or satisfaction of the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of Preferred Shares and shares of Other Preferred Stock the redemption of which would have such result, all Preferred Shares and shares of Other Preferred Stock then outstanding shall be redeemed), and (ii) the maximum number of Preferred Shares, together with all shares of other Preferred Stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date.
         In determining the number of Preferred Shares required to be redeemed in accordance with the foregoing, the Corporation shall allocate the number required to be redeemed which would result in the Corporation having Moody's Eligible Assets and S&P Eligible
         Assets each with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount or satisfaction of the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among Preferred Shares, Other Preferred Shares and other Preferred Stock subject to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii) provided that, Preferred Shares which may not be redeemed at the option of the Corporation (a) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (b) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period during which such shares are not subject to optional redemption (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such period. The Corporation shall effect such redemption on a Business Day which is not later than 30 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of Preferred Shares and shares of other Preferred Stock which are subject to mandatory redemption or the Corporation otherwise is unable to effect such redemption on or prior to 30 days after such Cure Date, the Corporation shall redeem those Preferred Shares which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

                         (b)  Notwithstanding any other provision of this
paragraph 4, no Preferred Shares may be redeemed pursuant to paragraph 4(a)(i) of these Articles Supplementary unless all dividends in arrears on all remaining outstanding shares of Parity Stock shall have been or are being contemporaneously paid or declared and set apart for payment. In the event that less than all the outstanding Preferred Shares are to be redeemed and there is more than one Holder, the shares to be redeemed shall be selected by lot or such other method as the Corporation shall deem fair and equitable.

                         (c)  Whenever Preferred Shares are to be redeemed, the
Corporation, not less than 20 or more than 60 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of Preferred Shares to be redeemed and to the Auction Agent. The Corporation shall cause the Notice of Redemption also to be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption to set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of Preferred Shares to be redeemed, (iv) the place or places where Preferred Shares are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date (except that holders may be entitled to Additional Dividends) and (vi) the provision of these Articles Supplementary pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

                         If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Corporation shall have deposited in trust with the Auction Agent a cash amount equal to the redemption payment for the Preferred Shares as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making the redemption payment), all rights of the Holders of such shares as shareholders of the Corporation by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof and any additional dividends, but without interest), and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such moneys deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Corporation for the redemption payment.

                  5. Voting Rights. (a) General. Except as otherwise provided in the Charter, each Holder of Preferred Shares shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation to which the stockholders are entitled to vote, and the holders of outstanding shares of Preferred Stock, including Preferred Shares, and of shares of Common Stock shall vote together as a single class with respect to all matters on which all stockholders are entitled to vote. Notwithstanding the preceding sentence, at the first annual meeting of stockholders, the holders of outstanding shares of Preferred Stock, including Preferred Shares, represented in person or by proxy shall be entitled as a class, and to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect one Class I director and one Class II director and shall thereafter be so entitled to elect any successors from time to time to the Class I and Class II directors so elected at any meeting of shareholders in which successors are elected. At each meeting of shareholders at which entire classes of Class I and Class II directors are to be elected, or at any meeting at which a successor to a director elected by the holders of Preferred Stock in accordance with this Section is to be elected (including directors elected pursuant to this sentence), the holders of outstanding shares of Preferred Stock, including Preferred Shares, represented in person or by proxy shall be entitled as a class and to the exclusion of the holders of all other securities and classes of capital stock of the Corporation to elect one Class I and one Class II director or to elect such successor. In the event that the Charter is amended to eliminate the classification of the Corporation's Board of Directors, the holders of outstanding shares of Preferred Stock, including Preferred Shares, represented in person or by proxy shall be entitled as a class, and to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors. Subject to paragraph 5(b) hereof, the holders of outstanding shares of capital stock of the Corporation, voting as a single class, shall elect the balance of the directors.

                         (b)  Right to Elect Majority of Board of Directors.
During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock shall be entitled, voting as a class on a one-vote-per-share basis
(to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

                               (i)   if at any time accumulated dividends
         (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Preferred Shares equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                              (ii) if at any time holders of any Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act.

                         Upon the termination of a Voting Period, the voting
rights described in this paragraph 5(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 5(b).

                         (c)  Right to Vote with Respect to Certain Other
Matters. So long as any Preferred Shares are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the Outstanding shares of Preferred Stock outstanding at the time, in person or by proxy, at a meeting (voting separately as one class) or by the unanimous written consent of the holders of all Outstanding shares of Preferred
Stock: (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to or on a parity with any series of Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, or increase the authorized amount of Preferred Shares or any other Preferred Stock (except that, notwithstanding the foregoing, but subject to the provisions of Section 13 of the 1940 Act, the Board of Directors, without the vote or consent of the Holders of Preferred Shares, may from time to time authorize, create and issue, and may increase the authorized or issued amount of, classes or series of Preferred Stock, including Preferred Shares, ranking on a parity with the Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, subject to continuing compliance by the Corporation with 1940 Act Preferred Shares Asset Coverage and Preferred Shares Basic Maintenance Amount requirements, provided that the Fund obtains written confirmation from Moody's (if Moody's is then rating Preferred Shares), S&P (if S&P is then rating Preferred Shares) or any Substitute Rating Agency (if any such Substitute Rating Agency is then rating Preferred Shares) that the issuance of such class or series would not impair the rating then assigned by such rating agency to the Preferred Shares), (ii) amend, alter or repeal the provisions of the Charter whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Charter of holders of Preferred Shares or any Other Preferred Stock, (iii) authorize the Corporation's conversion from a closed-end to an open-end investment company as defined in Section 5(a) of the 1940 Act, or (iv) amend the provisions of the Charter which provide for the classification of the Board of Directors of the Corporation into three classes, each with a term of office of three years with only one class of directors standing for election in any year (presently Article VI of the Charter). To the extent permitted under the 1940 Act, the Corporation shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Charter of a Holder of shares of a series of Preferred Shares differently than those of a Holder of shares of any other series of Preferred Shares without the affirmative vote of the holders of at least a majority of the Preferred Shares of each series adversely affected and Outstanding at such time, in person or by proxy, at a meeting (each such adversely affected series voting separately as a class) or by the unanimous written consent of the holders of all Outstanding shares of Preferred Stock. The Corporation shall notify Moody's and S&P 10 Business Days prior to any such vote described in clauses (i) and (ii). Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the Outstanding shares of Preferred Stock, including Preferred Shares, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of shares of Preferred Stock, including Preferred Shares, described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including Preferred Shares, voting together as a single class necessary to authorize the action in question. Notwithstanding the preceding sentence, to the extent permitted by Maryland General Corporation Law, no vote of holders of Common Stock, either separately or together with holders of Preferred Shares as a single class, shall be necessary to take the actions contemplated by clauses (i) and (ii) of the first sentence of this Section 5(c) and the holders of Common Stock shall not be entitled to vote in respect of such matters, unless, in the case of the actions contemplated by clause (ii) of the first sentence of this section 5(c), the action would adversely affect the contract rights expressly set forth in the Charter of the holders of Common Stock.

                         (d)  Voting Procedures.

                               (i) As soon as practicable after the accrual of any right of the Holders of shares of Preferred Stock to elect additional directors as described in paragraph 5(b) above, the Corporation shall notify the Secretary of the Corporation and instruct the Secretary to call a special meeting of such Holders, by mailing a notice of such special meeting to such Holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Secretary of the Corporation does not call such a special meeting, it may be called by Holders of at least 25% of the votes entitled to be cast at such meeting on like notice. The record date for determining the Holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 5(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

                              (ii)   For purposes of determining any rights
         of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise, a share of Preferred Shares which is not outstanding shall not be counted.

                              (iii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders and holders of other Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of Preferred Stock and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

                              (iv)   The terms of office of the additional
         directors elected by the Holders and holders of other Preferred Stock pursuant to paragraph 5(b) above shall terminate on the earliest date permitted by the Maryland General Corporation Law following the termination of a Voting Period, the remaining directors shall constitute the directors of the Corporation and the voting rights of the Holders and such other holders to elect additional directors pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5 (b) (ii)

                         (e)  Exclusive Remedy.  Unless otherwise required by
law, the Holders of Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of Preferred Shares shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 5.

                         (f)  Notification to Moody's and S&P.  In the event a
vote of Holders of Preferred Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten business days prior to the date on which such vote is to be taken, notify Moody's and S&P that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. Upon completion of any such vote, the Corporation shall notify Moody's and S&P as to the result of such vote.

                  6. 1940 Act Preferred Shares Asset Coverage. The Corporation shall maintain, as of the last Business Day of each month in which any share of Preferred Shares is outstanding, the 1940 Act Preferred Shares Asset Coverage.

                  7. Preferred Shares Basic Maintenance Amount. (a) The Corporation shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount and (ii) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Corporation will use its best efforts to alter the composition of its portfolio to reattain the Preferred Shares Basic Maintenance Amount on or prior to the Preferred Shares Basic Maintenance Cure Date.

                         (b)  On or before 5:00 p.m., New York City time, on
the third Business Day after a Valuation Date on which the Corporation fails to satisfy the Preferred Shares Basic Maintenance Amount, the Corporation shall complete and deliver to the Auction Agent, Moody's and S&P a complete Preferred Shares Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Corporation mails to the Auction Agent for delivery on the next Business Day the complete Preferred Shares Basic Maintenance Report. The Corporation shall also give a notice of cure of its failure to satisfy the Preferred Shares Basic Maintenance Amount along with the complete Preferred Shares Basic Maintenance Report to the Auction Agent, Moody's and S&P within three Business Days of its determination that it has satisfied such requirement following any period during which it has failed to satisfy such requirement. The Corporation will also deliver a Preferred Shares Basic Maintenance Report of the Auction Agent as of (i) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business
Day) and (ii) the last Business Day of each month, in each case on or before the third Business Day after such day. The Corporation will also deliver a Preferred Shares Basic Maintenance Report to Moody's or S&P, as the case may be, for each Valuation Date that the Discounted Value of Moody's Eligible Assets or S&P Eligible Assets is less than or equal to 125% of the Preferred Shares Basic Maintenance Amount, provided, however, that if the Valuation Date is every day that is a Business Day, the Corporation will deliver a Preferred Shares Basic Maintenance Report to Moody's or S&P, as the case may be, for each Valuation Date that the Discounted Value of Moody's Eligible Assets or S&P Eligible Assets is less than or equal to 105% of the Preferred Shares Basic Maintenance Amount. The Corporation will deliver a Preferred Shares Basic Maintenance Report to Moody's upon request and when the Corporation redeems any shares of Common Stock. The Corporation will deliver a Preferred Shares Basic Maintenance Report to S&P upon request. A failure by the Corporation to deliver a Preferred Shares Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for S&P Eligible Assets and Moody's
Eligible Assets of the Corporation is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

                         (c)  Within ten Business Days after the date of
delivery of a Preferred Shares Basic Maintenance Report and a Certificate of Minimum Liquidity in accordance with paragraph 7(b) above relating to a Quarterly Valuation Date, the Corporation shall cause the Independent Accountant to confirm in writing to the Auction Agent, Moody's and S&P (i) the mathematical accuracy of the calculations reflected in such Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Corporation during the quarter ending on such Quarterly Valuation Date) and (with respect to S&P only while S&P is rating the Preferred Shares) such Certificate, (ii) that, in such Report (and in such randomly selected Report), the Corporation correctly determined the assets of the Corporation which constitute S&P Eligible Assets or Moody's Eligible Assets, as the case may be, at such Quarterly Valuation Date in accordance with these Articles Supplementary, (iii) that, in such Report (and in such randomly selected Report), the Corporation determined whether the Corporation had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly-selected Report) in accordance with these Articles Supplementary, S&P Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, (iv) that (with respect to S&P only) in such Certificate, the Corporation determined the Minimum Liquidity Level and the Corporation's Deposit Securities in accordance with these Articles Supplementary, including maturity or tender date, (v) with respect to the S&P rating on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report and (with respect to S&P only) such Certificate, that the Independent Accountant has requested that S&P verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (vi) with respect to the Moody's ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report and (with respect to S&P only) such Certificate, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences), and (vii) with respect to the bid or mean price, (or such alterative permissible factor used in calculating the Market Value) provided by the custodian of the Corporation's assets to the Corporation for purposes of valuing securities in the Corporation's portfolio, the Independent Accountant has traced the price used in such Report and (with respect to S&P only) such Certificate to the bid or mean price listed in such Report and (with respect to S&P only) such Certificate as provided to the Corporation and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Accountant's Confirmation").

                         (d)  Within ten Business Days after the date of
delivery to the Auction Agent, S&P and Moody's of a Preferred Shares Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Corporation failed to maintain S&P Eligible Assets with an aggregate Discounted Value and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure, the Independent Accountant will provide to the Auction Agent, S&P and Moody's an Accountant's Confirmation as to such Preferred Shares Basic Maintenance Report.

                         (e)  If any Accountant's Confirmation delivered
pursuant to subparagraph (c) or (d) of this paragraph 7 shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody's Eligible Assets, as the case may be, of the Corporation was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend and deliver the Preferred Shares Basic Maintenance Report to the Auction Agent, S&P and Moody's promptly following receipt by the Corporation of such Accountant's Confirmation.

                         (f)  On or before 5:00 p.m., New York City time, on
the first Business Day after the Date of Original Issue of the Preferred Shares, the Corporation will complete and deliver to S&P and Moody's a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five business days of such Date of Original Issue, the Corporation shall cause the Independent Accountant to confirm in writing to S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate
Discounted Value of S&P Eligible Assets and the aggregate Discounted
Value of Moody's Eligible Assets reflected thereon equals or exceeds the Preferred Shares Basic Maintenance Amount reflected thereon.

                         (g)  For so long as Preferred shares are rated by
Moody's, in managing the Corporation's portfolio, the Corporation shall require that the Adviser will not alter the composition of the Corporation's portfolio if, in the reasonable belief of the Adviser, the effect of any such alteration would be to cause the Corporation to have Moody's Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the Preferred Shares Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of Moody's Eligible Assets exceeded the Preferred Shares Basic Maintenance Amount by twenty-five percent or less (or, in the event the Valuation Date is every day that is a Business Day, five percent or less), the Adviser will not alter the composition of the Corporation's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of Moody's Eligible Assets unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of Moody's Eligible Assets would exceed the Preferred Shares Basic Maintenance Amount.

                  8. Minimum Liquidity Level. (i) For so long as any Preferred Shares are rated by S&P, the Corporation shall be required to have, as of each Valuation Date, Dividend Coverage Assets having in the aggregate a value not less than the Dividend Coverage Amount.

                              (ii) As of each Valuation Date as long as any Preferred Shares are rated by S&P, the Corporation shall determine
         (A) the Market Value of the Dividend Coverage Assets owned by the Corporation as of that Valuation Date, (B) the Dividend Coverage Amount on that Valuation Date, and (C) whether the Minimum
         Liquidity Level is met as of that Valuation Date. The calculations of the Dividend Coverage Assets, the Dividend Coverage Amount and whether the Minimum Liquidity Level is met shall be set forth in a certificate (a "Certificate of Minimum Liquidity") dated as of the Valuation Date. The Preferred Shares Basic Maintenance Report and the Certificate of Minimum Liquidity may be combined in one certificate. The Corporation shall cause the Certificate of Minimum Liquidity to be delivered to S&P not later than the close of business on the third Business Day after the Valuation Date applicable to such Certificate pursuant to paragraph 7(b). The
         Minimum Liquidity Level shall be deemed to be met as of any date of determination if the Corporation has timely delivered a Certificate of Minimum Liquidity relating to such date which states that the same has been met and which is not manifestly inaccurate. In the event that a Certificate of Minimum Liquidity is not delivered to S&P when required, the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.

                              (iii) If the Minimum Liquidity Level is not met as of any Valuation Date, then the Corporation shall purchase or otherwise acquire Dividend Coverage Assets to the extent necessary so that the Minimum Liquidity Level is met as of the fifth Business Day following such Valuation Date. The Corporation shall, by such fifth Business Day, provide to S&P a Certificate of Minimum Liquidity setting forth the calculations of the Dividend Coverage Assets and the Dividend Coverage Amount and showing that the Minimum Liquidity Level is met as of such fifth Business Day together with a report of the custodian of the Corporation's assets confirming the amount of the Corporation's Dividend Coverage Assets as of such fifth Business Day.

                  9. Certain Other Restrictions. (a) So long as there are Preferred Shares Outstanding, the Corporation will enter into futures and options transactions only for bona fide hedging purposes and not for leveraging or speculative purposes. So long as Moody's and S&P are rating the Preferred Shares, the Corporation will only engage in futures or options transactions in accordance with the then-current guidelines of such ratings agencies, only if it is valuing its assets daily and only after it has received written confirmation from Moody's and S&P, as appropriate, that such transactions would not impair the ratings then assigned by S&P and Moody's to Preferred Shares. The S&P guidelines in effect as of the Date of Original issue are set forth in their entirety in the following paragraph. The Corporation may engage in futures and options transactions in accordance therewith and such transactions shall have the consequences included in such guidelines set forth therein (as such guidelines are amended, modified and supplemented from time to time by S&P), provided, however, that it may not engage in any such transactions unless it has satisfied the relevant provisions of this paragraph relating to complying with Moody's guidelines and obtaining written confirmation from Moody's and S&P.

                  For so long as Preferred Shares are rated by S&P, the Corporation will not, unless it has received written confirmation from S&P that any such action would not impair the rating then assigned by S&P to Preferred Shares, purchase or sell futures contracts or options thereon or write uncovered put or uncovered call options on portfolio securities except (provided that the Corporation has received such written confirmation in advance from S&P) that (i) the Corporation may engage in S&P Hedging Transactions based on the Municipal Index, provided that (A) the Corporation shall not engage in any S&P Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold (1) more than 1,000 outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on Municipal Index exceeding in number 25% of the quotient of the fair market value of the Corporation's total assets divided by 100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the month prior to the time of effecting such transaction as reported by The Wall Street Journal and (ii) the Corporation may engage in S&P Hedging Transactions based on Treasury Bonds, provided that (A) the Corporation shall not engage in any S&P Hedging Transactions based on Treasury Bonds (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts based on Treasury Bonds exceeding in number 25% of the quotient of the fair market value of the Corporation's total assets divided by 100,000 or (2) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the month prior to the time of effecting such transaction as reported by The Wall Street Journal. For so long as Preferred Shares are rated by S&P, the Corporation will engage in Closing Transactions to close out any outstanding futures contract which the Corporation owns or has sold or any outstanding option thereon owned by the Corporation in the event (i) the Corporation does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount on two consecutive Valuation Dates and (ii) the Corporation is required to pay Variation Margin on the second such Valuation Date. For so long as Preferred Shares are rated by S&P, the Corporation will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Corporation holds securities deliverable under such terms. For purposes of calculating the Discounted Value of S&P Eligible Assets to determine compliance with the Preferred Shares Basic Maintenance Amount, such Discounted Value shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Trust plus
(ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Corporation. For so long as Preferred Shares are rated by S&P, when the Corporation writes a futures contract or option thereon, it will maintain an amount of cash, cash equivalents or short-term, fixed-income securities in a segregated account with the Corporation's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of the Corporation's broker equals the fair market value of the futures contract, except that in the event the Corporation writes a futures contract or option thereon which requires delivery of an underlying security, the Corporation shall hold such underlying security.

                         (b)  For so long as Preferred Shares are rated by
Moody's or S&P, the Corporation will not, unless it has received written confirmation from Moody's and/or S&P, as the case may be, that such action would not impair the ratings then assigned to Preferred Shares by Moody's and/or S&P, as the case may be, (i) borrow money, (ii) engage in short sales of securities, (iii) lend any securities, (iv) issue any class or series of stock ranking prior to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation, (v) reissue any Preferred Shares previously purchased or redeemed by the Corporation, (vi) merge or consolidate into or with any other corporation, (vii) change the Pricing Service or (viii) engage in reverse repurchase agreements.

                  10. Notice. All notices or communications, unless otherwise specified in these Articles Supplementary, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

                  11. Auction Procedures. (a) Certain definitions. As used in this paragraph 11, the following terms shall have the following meanings, unless the context otherwise requires:

                               (i)   "Auction Date" shall mean the first
         Business Day preceding the first day of a Dividend Period.

                              (ii) "Available Preferred Shares" shall have the meaning specified in paragraph 11(d)(i) below.

                              (iii) "Bid" shall have the meaning specified in paragraph 11(b)(i) below.

                              (iv) "Bidder" shall have the meaning specified in paragraph 11(b)(i) below.

                               (v)   "Hold Order" shall have the meaning
         specified in paragraph 11(b)(i) below.

                              (vi)   "Maximum Applicable Rate," for any
         Dividend Payment Period for the Preferred Shares will be the Applicable Percentage of the higher of the 30-day "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate except in the case of a Special Dividend Period in which case the Maximum Applicable Rate for any Dividend Payment Period included in such Special Dividend Period will be the Applicable Percentage (determined on the date of the Notice of Special Dividend Period in the case of any such Notice that specifies a Maximum Applicable Rate applicable to such Special Dividend Payment Period) of the Special Dividend Period Reference Rate for such Dividend Payment Period. The Applicable Percentage will be determined based on (i) the lower of the credit rating or ratings assigned on such date to such shares by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) and (ii) whether the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on Preferred Shares as follows:


             Credit Ratings                 Applicable           Applicable
                                            Percentage           Percentage
      Moody's           S&P's               No Notification      Notification
----------------  ------------------        ---------------      ------------
"aa3" or higher   AA- or higher             110%                 150%
"a3" to "al"      A- to A+                  125%                 160%
"baa3" to "baal"  BBB- to BBB+              150%                 250%
"ba3" to "bal"    BB- to BB+                200%                 275%
Below "ba3"       Below BB-                 250%                 300%

                  The Corporation will take all reasonable action necessary to enable Moody's and S&P to provide a rating for all four series of Preferred Shares. If either Moody's or S&P shall not make such a rating available, or neither Moody's nor S&P shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors together with Kidder, Peabody & Co. Incorporated or its affiliates and successors, after consultation with the Corporation, will select a nationally recognized statistical rating organization (a "Substitute Rating Agency,) or two nationally recognized statistical rating organizations ("Substitute Rating Agencies") to act as Substitute Rating Agency or Substitute Rating Agencies, as the case may be; provided that if such a rating is not made available with respect to the Series T7 Preferred Shares, Series T28 Preferred Shares, Series R28 Preferred Shares, Merrill Lynch, Pierce, Fenner & Smith or its affiliates and successors, after consultation with the Corporation, shall select a Substitute Rating Agency or Agencies and if such rating is not made available with respect to the Series R7 Preferred Shares only, Kidder, Peabody & Co. Incorporated or its affiliates and successors, after consultation with the Corporation, shall select a Substitute Rating Agency or Agencies.

                              (vii)  "Minimum Applicable Rate," for any
         Dividend Payment Period included in a Special Dividend Period for which Bid Requirements are imposed will be such rate as may be specified by the Corporation in the Notice of Special Dividend Period relating to the Special Dividend Period within which such Dividend Payment Period occurs.

                              (viii) "Order" shall have the meaning specified in paragraph 11(b)(i) below.


                              (ix)   "Preferred Shares" shall mean the
         Preferred Shares being auctioned pursuant to this paragraph 11.

                               (x)   "Sell Order" shall have the meaning
         specified in paragraph 11(b)(i) below.

                              (xi)   "Submission Deadline" shall mean
         1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

                              (xii) "Submitted Bid" shall have the meaning specified in paragraph 11(d)(i) below.

                              (xiii) "Submitted Hold Order" shall have the meaning specified in paragraph 11(d)(i) below.

                              (xiv) "Submitted Order" shall have the meaning specified in paragraph 11(d)(i) below.

                              (xv)   "Submitted Sell Order" shall have the
         meaning specified in paragraph 11 (d) (i) below.

                              (xvi) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 11 (d) (i) below.

                              (xvii) "Winning Bid Rate" shall have the meaning specified in paragraph 11(d)(i) below.

                         (b)  Orders by Existing Holders and Potential Holders.
                              ------------------------------------------------

                               (i) On or prior to the Submission Deadline on each Auction Date:

                                           (A)    each Existing Holder may
                  submit to a Broker-Dealer information as to:

                                     (2)   the number of Outstanding shares,
         if any, of Preferred Shares held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                                     (3)   the number of Outstanding shares,
         if any, of Preferred Shares held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum or, in the case of an Auction with Bid Requirements including a Spread, the Spread specified by such Existing Holder; and/or

                                     (4)   the number of Outstanding shares,
         if any, of Preferred Shares held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                                           (B)    each Broker-Dealer, using a
                    list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of Preferred Shares which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum or Spread specified by such Potential Holder.

                  For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph 11(b)(i) is hereinafter referred to an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause
(A)(1) of this paragraph 11(b)(i) is hereinafter referred to as a "Hold Order"; an order containing the information referred to in clause (A)(2) or
(B) of this paragraph 11(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 11(b)(i) is hereinafter referred to as a "Sell Order".

                              (ii)   (A) A Bid by an Existing Holder shall
         constitute an irrevocable offer to sell:

                                     (1)   the number of Outstanding Preferred
         Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum or Spread specified in such Bid; or

                                     (2)   such number of a lesser number of
         Outstanding Preferred Shares to be determined as set forth in paragraph 11(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum or Spread specified therein; or

                                     (3)   a lesser number of outstanding
         Preferred Shares to be determined as set forth in paragraph 11(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                                           (B)    A Sell Order by an Existing
                  Holder shall constitute an irrevocable offer to sell:

                                     (1)   the number of Outstanding Preferred
         Shares specified in such Sell Order; or

                                     (2)   such number or a lesser number of
         Outstanding Preferred Shares to be determined as set forth in paragraph 11(e)(ii)(C) if Sufficient Clearing Bids do not exist.

                                           (C)    A Bid by a Potential Holder
                  shall constitute an irrevocable offer to purchase:

                                     (1)   the number of Outstanding Preferred
         Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum or Spread specified in such Bid; or

                                     (2)   such number or a lesser number of
         Outstanding Preferred Shares to be determined as set forth in paragraph 11(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum or Spread specified therein.

                         (c) Submission of Orders by Broker-Dealers to Auction Agent.

                               (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction
         Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

                                           (A)   the name of the Bidder placing
                  such Order;

                                           (B)   the aggregate number of
                  Outstanding Preferred Shares that are the subject of such Order;

                                           (C)   to the extent that such Bidder
                  is an Existing Holder:

                                     (2)   the number of Outstanding shares,
         if any, of Preferred Shares subject to any Hold Order placed by such Existing Holder;

                                     (3)   the number of Outstanding shares,
         if any, of Preferred Shares subject to any Bid placed by such Existing Holder and the rate per annum or Spread specified in such Bid; and

                                     (4)   the number of Outstanding shares, if
         any, of Preferred Shares subject to any Sell Order placed by such Existing Holder; and

                                           (D)    (i) to the extent such Bidder
                  is a Potential Holder, the rate per annum or Spread specified in such Potential Holder's Bid.

                              (ii) If any rate per annum or Spread specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1% and shall round such Spread to the next highest one-thousandth (.001) of a basis point.

                              (iii) If an Order or Orders covering all of the Outstanding Preferred Shares held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Preferred Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that with respect to an Auction to establish a Special Dividend Period longer than 91 days, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing
         Holder covering such number of Outstanding Preferred Shares.

                              (iv)   If one or more Orders on behalf of an
         Existing Holder covering in the aggregate more than the number of Outstanding Preferred Shares held by such Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

                                           (A)  any Hold Order submitted on
                  behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding Preferred Shares held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Preferred Shares subject to such Hold Orders exceeds the number of Outstanding Preferred Shares held by such Existing Holder, the number of Preferred Shares subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding Preferred Shares held by such Existing Holder;

                                           (B)  any Bids submitted on behalf of
                  such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum or Spread, if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the number of Preferred Shares subject to any Hold Order referred to in paragraph 11(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum or Spread and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 11(c)(iv)(A) above and of the foregoing portion of this paragraph 11(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum or Spread, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 11(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

                                           (C)  any Sell Order shall be
                  considered valid up to and including the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the number of Preferred Shares subject to Hold Orders referred to in paragraph 11(c)(iv)(A) and Bids referred to in paragraph 11(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Preferred Shares subject to such Sell Orders is greater than such excess, the number of Preferred Shares subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of Preferred Shares equal to such excess.

                               (v)   If more than one Bid is submitted on
         behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum or Spread and number of Preferred Shares specified.

                              (vi)   Any Bid by an Existing Holder that
         specifies a Spread, with respect to an Auction in which a Spread is not included in any Bid Requirements or in which there are no Bid Requirements and any Order that does not specify a Spread with respect to an Auction in which a Spread is included in any Bid Requirements shall be treated as a Sell Order.

                         (d)  Determination of Sufficient Clearing Bids,
Winning Bid Rate and Applicable Rate.

                               (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all orders submitted or deemed submitted to it by the Broker-Dealers (each such order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

                                           (A)    the excess of the total
                  number of Outstanding Preferred Shares over the number of outstanding Preferred Shares that are the subject of submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares");

                                           (B)    from the Submitted Orders
                  whether the number of Outstanding Preferred Shares that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum or Spreads that result in one or more rates per annum on such date equal to or lower than the Maximum Applicable Rate in effect for the first Dividend Payment Period after the Auction Date exceeds or is equal to the sum of:

                                     (2)   the number of Outstanding Preferred
         Shares that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum or Spreads that result in one or more rates per annum on such date higher than such Maximum Applicable Rate, and

                                     (3)   the number of Outstanding Preferred
         Shares that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding Preferred Shares in clauses (1) and (2) above are each zero because all of the Outstanding Preferred Shares are the subject of Submitted Hold Orders), such Submitted Bids by
         Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                                           (C)    if Sufficient Clearing Bids
                  exist, the lowest rate per annum or, in the case of an Auction with Bid Requirements including a Spread, the lowest Spread specified in the Submitted Bids (the "Winning Bid Rate") that if:

                                     (1)   each Submitted Bid from Existing
         Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum or Spreads were rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares that are the subject of such Submitted Bids, and

                                     (2)   each Submitted Bid from Potential
         Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum or Spreads were accepted,

         thus entitling the Potential Holders to purchase the Preferred Shares that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum or Spread being at least equal to the Available Preferred Shares.

                                           (D)   For purposes of these Articles
                  Supplementary, a positive Spread shall be considered lower than another positive Spread to the extent it is a lower number, a Spread of zero shall be considered lower than a positive Spread, a negative Spread shall be considered lower than a Spread of zero and a negative
                  Spread shall be considered lower than another negative
                  Spread to the extent it is a higher number.

                              (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 11(d)(i), the Auction
         Agent shall advise the Corporation of the Maximum Applicable Rate (or, in the event the Corporation has specified a Maximum
         Applicable Rate or Rates, or a Minimum Applicable Rate or Rates the Auction Agent shall confirm to the Corporation the calculation of such Maximum Applicable Rate or Rates or such Minimum
         Applicable Rate or Rates) and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                                           (A)    if Sufficient Clearing Bids
                  exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate, subject to the effect of any applicable Minimum Applicable Rate and any applicable Maximum Applicable Rate;

                                           (B)    if Sufficient Clearing Bids
                  do not exist (other than because all of the Outstanding Preferred Shares are the subject of Submitted Hold Orders and other than in the event the Auction is being conducted with respect to a Special Dividend Period), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate;

                                           (C)    if all of the Outstanding
                  Preferred Shares are the subject of Submitted Hold Orders that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period will be the higher of the 30-day "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate multiplied by 1 minus the maximum marginal regular
                  Federal individual income tax rate then applicable to ordinary income or the maximum marginal regular Federal corporate tax rate then applicable, whichever is greater (or 90% of such rate if the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on Preferred Shares) on the date of the Auction; or

                                           (D)    If the Auction is being
                  conducted with respect to a Special Dividend Period and Sufficient Clearing Bids do not exist, that the Dividend Period next succeeding the Auction shall automatically be 28 days (in the case of Series T28 Preferred Shares and Series R28 Preferred Shares) or 7 days (in the case of Series T7 Preferred Shares and Series R7 Preferred Shares) and the Applicable Rate for the next succeeding Dividend Period will be as set forth in paragraph 11(d)(ii)(C) above.

                         (e)  Acceptance and Rejection of Submitted Bids and
Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 11(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                               (i)   if Sufficient Clearing Bids have been
         made, subject to the provisions of paragraph 11(e)(iii) and paragraph 11(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                                           (A)    the Submitted Sell Orders of
                  Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum or Spread that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing
                  Holder to sell the Outstanding Preferred Shares that are the subject of such Submitted Sell Order or Submitted
                  Bid;

                                           (B)    the Submitted Bid of each of
                  the Existing Holders specifying any rate per annum or Spread that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding Preferred Shares that are the subject of such Submitted Bid;

                                           (C)    the Submitted Bid of each of
                  the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate or Spread shall be accepted;

                                           (D)    the Submitted Bid of each of
                  the Existing Holders specifying a rate per annum or Spread that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding Preferred Shares that are the subject of such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Outstanding Preferred Shares ("Remaining Shares") equal to the excess of the Available Preferred Shares over the number of outstanding Preferred Shares subject to Submitted Bids described in paragraph 11(e)(i)(B) and paragraph 11(e)(i)(C), in which event the Submitted
                  Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding Preferred Shares, but only in an amount equal to the difference between (1) the number of Outstanding Preferred Shares then held by such Existing Holder subject to such Submitted Bid and (2) the number of Preferred Shares obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the numbers of outstanding
                  Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal or Spread to the Winning Bid Rate; and

                                           (E)    the Submitted Bid of each of
                  the Potential Holders specifying a rate per annum or Spread that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding Preferred Shares obtained by multiplying
                  (x) the difference between the Available Preferred
                  Shares and the number of Outstanding Preferred Shares subject to Submitted Bids described in paragraph 11(e)(i)(B), paragraph 11(e)(i)(C) and paragraph
                  11(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the sum of the numbers of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate per annum or Spread equal to the Winning Bid Rate.

                              (ii) If Sufficient Clearing Bids have not been made (other than because all of the outstanding Preferred Shares are subject to Submitted Hold Orders), subject to the provisions of paragraph 11(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                           (A)    The Submitted Bid of each
                  Existing Holder specifying any rate per annum or Spread that is equal to or lower than the Maximum Applicable Rate (a Bid specifying a Spread being converted to a rate per annum for this purpose by applying the Spread to the most recently available Reference index or Reference Security) shall be rejected, thus entitling such Existing Holder to continue to hold the outstanding Preferred Shares that are the subject of such Submitted Bid;

                                           (B)    the Submitted Bid of each
                  Potential Holder specifying any rate per annum or Spread that is equal to or lower than the Maximum Applicable Rate (a Bid specifying a Spread being converted to a rate per annum for this purpose by applying the Spread to the most recently available Reference Index or Reference Security) shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Preferred Shares that are the subject of such Submitted Bid; and

                                           (C)    the Submitted Bids of each
                  Existing Holder specifying any rate per annum or Spread that is higher than the Maximum Applicable Rate (a Bid specifying a Spread being converted to a rate per annum for this purpose by applying the Spread to the most recently available Reference Index or Reference
                  Security) shall be accepted and the Submitted Sell
                  Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding Preferred Shares then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Preferred Shares obtained by multiplying (x) the difference between the Available Preferred Shares and the aggregate number of outstanding Preferred
                  Shares subject to Submitted Bids described in paragraph 11(e)(ii)(A) and paragraph 11(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing
                  Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Preferred Shares subject to all such Submitted Bids and Submitted Sell Orders.

                              (iii)  If, as a result of the procedures
         described in paragraph 11(e)(i) or paragraph 11(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of Preferred Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of Preferred Shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of Preferred Shares.

                              (iv)   If, as a result of the procedures
         described in paragraph 11(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Preferred Shares for purchase among Potential Holders so that only whole Preferred Shares are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Preferred Shares on such Auction Date.

                               (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding
         Preferred Shares to be purchased and the aggregate number of Outstanding Preferred Shares to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Preferred Shares.

                         (f)  Miscellaneous.  An Existing Holder (A) may sell,
transfer or otherwise dispose of Preferred shares only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 11 or to or through a broker-dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the Preferred Shares held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Corporation nor any Affiliate shall submit an order in any Auction. Any Existing Holder that is an Affiliate shall not sell, transfer or otherwise dispose of Preferred Shares to any Person other than the Corporation. All of the outstanding Preferred Shares of each series shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any Preferred Shares may be registered in the Stock Register in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

                  12.    Securities Depository; Stock Certificates.  (a)
If there is a Securities Depository, one certificate for all of the Preferred Shares of each series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent Preferred Shares. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of Preferred Shares contained in these Articles Supplementary. Unless the Corporation shall have elected, during a Non-Payment Period, to waive this requirement, the Corporation will also issue stop-transfer instructions to the Auction Agent for the Preferred Shares. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no existing Holder shall receive certificates representing its ownership interest in such shares.

                         (b)  If the Applicable Rate applicable to all
Preferred Shares of a series shall be the Non-Payment Period Rate or there is no Securities Depository, the Corporation may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 12(a)) registered in the names of the Existing Holders or their nominees and rescind the stop-transfer instructions referred to in paragraph 12(a) with respect to such shares.

                  13. Interpretations. The Board of Directors may interpret the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not adversely affect the rights of Existing Holders of Preferred Shares.

         SECOND: The amendment to the charter of the Corporation set forth in these Articles of Amendment was advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation at a special meeting of the stockholders of the Corporation held on July 13, 1994.

         THIRD:   The amendment to the charter of the Corporation set forth in these Articles of Amendment does not increase the authorized capital stock of the Corporation.


                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its President and its corporate seal to be affixed hereto and attested to by its Secretary as of the 13th day of July, 1994.

                                     THE BLACKROCK INSURED MUNICIPAL
         (SEAL)                             2008 TERM TRUST INC.



                                     By_____________________________________
                                           Ralph L. Schlosstein
                                           President

ATTEST:


_________________________________
Barbara G. Novick
Secretary


         The undersigned, the President of The BlackRock Insured Municipal 2008 Term Trust Inc., hereby acknowledges the foregoing to be the corporate act of such Corporation and that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, and that this statement has been made under the penalties for perjury.



                                                _______________________________
                                                Ralph L. Schlosstein
                                                President